UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12
Adolph Coors Company
(Name of Registrant as Specified In Its Charter)

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This filing consists of an investor presentation dated July 22, 2004 describing the proposed combination of Adolph Coors Company and Molson Inc.

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Strictly Private and Confidential

Molson Coors Brewing Company

Reshaping the Competitive Brewing Landscape

July 22, 2004

Leo Kiely	Daniel J. O’Neill	Tim Wolf
President and	President and	Chief Financial Officer
Chief Executive Officer	Chief Executive Officer	Coors Brewing Company
Coors Brewing Company	Molson Inc.

[LOGO]	[LOGO]

Forward Looking Statements

This presentation includes “forward-looking statements” within the meaning of the U.S. federal securities laws.  Forward-looking statements are commonly identified by such terms and phrases as “would”, “may”, “will”, “expects” or “expected to” and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or shareholders of Adolph Coors Company and Molson Inc. (separately and together the “Companies”).  Such statements include, but are not limited to, statements about the anticipated benefits, savings and synergies of the merger between Adolph Coors Company and Molson, Inc., including future financial and operating results, Coors’ and Molson’s plans, objectives, expectations and intentions, the markets for Coors’ and Molson’s products, the future development of Coors’ and Molson’s business, and the contingencies and uncertainties to which Coors and Molson may be subject and other statements that are not historical facts. The presentation also includes information that has not been reviewed by the Companies’ independent auditors. There is no assurance the transaction contemplated in this presentation will be completed at all, or completed upon the same terms and conditions described.  All forward-looking statements in this presentation are expressly qualified by information contained in each company’s filings with regulatory authorities. The Companies do not undertake to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain required approvals of the merger on the proposed terms and schedule; the failure of Coors and Molson stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; and disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers.  Additional factors that could cause Coors’ and Molson’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed by Coors with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Neither Coors nor Molson undertakes and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Stockholders are urged to read the joint proxy statement/management information circular regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/management information circular, as well as other filings containing information about Coors, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/management information circular can also be obtained, without charge, by directing a request to Adolph Coors Company, 311 10th Street, Golden, Colorado 80401, Attention: Investor Relations, (303) 279-6565. The respective directors and executive officers of Coors and Molson and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Coors’s directors and executive officers is available in the 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission by Coors on March 12, 2004, and information regarding Molson’s directors and executive officers will be included in the joint proxy statement/management information circular. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Strictly Private and Confidential

Eric Molson and Peter Coors

Molson and Coors: The Right Combination

[LOGO]		[LOGO]

[GRAPHIC]	&	[GRAPHIC]

• North America’s oldest brewer		• Established in 1873 by Adolph Coors

• 13th largest brewer in the world		• 8th largest brewer in the world

• Leading position in Canada; growth opportunity in Brazil		• Leading brands in US and UK beer markets

Rich Brewing Heritage, Experienced Management, Leading Brands

To Create Substantial Value for Shareholders

•                  Achieves operational and financial scale to compete more successfully

•                  Foundation of strong, established brands in the world’s leading developed markets

•                  Builds platform for participating in the continuing brewing industry consolidation

•                  Maintains the unique national character of each company

•                  Delivers tangible benefit to shareholders through substantial synergies, earnings accretion and cash flow

Strictly Private and Confidential

Leo Kiely

A Compelling and Transformative Transaction

Merger of equals unlocks three phases of value creation:

•                  Phase 1 – Estimated US$175M in potential synergies leading to near-term value creation for shareholders:

•                  Cost savings primarily through procurement and network optimization

•                  Expected to be accretive to earnings in year 1 for shareholders

•                  50% of synergy capture within 18 months

•                  Phase 2 – Funding generated by synergies to allow for additional support in key markets on critical brands to grow revenue

•                  Phase 3 – Operating and financial scale to become a consolidator:

•                  ‘Top 5’ by volume with 60M hl

•                  Strong cash flow and balance sheet to support future plans

Merger of equals establishes a consistent ability to deliver value creation in the short, medium and longer run

That Makes Perfect Sense

•                  Creates top-5 brewer with the operational scale to succeed in the global brewing industry

•                  Strong market positions in some of the world’s largest beer markets

•                  Broader geographic base provides diversified sources of revenue, profit and cash

•                  Experienced management team to ensure smooth integration and capitalize on growth opportunities

•                  126 years of consumer industry experience

•                  Proven integration skills

•                  Natural strategic and cultural fit

•                  Complementary product lines and operational geography

•                  Existing strong working relationships

•                  Common values, operating philosophies and heritages

Objective is to deliver top quartile shareholder returns

Propels Molson Coors into ‘Top 5’

[CHART]

Source: Company Reports – latest fiscal year

(1)  Represents total pro rata volume as stated in Carlsberg 2003 Annual Report

With Broad Scope & Scale…

•                  Pro forma LTM net sales and EBITDA(1) of approximately US$6.0 billion and US$1.0 billion, respectively

•                  Combined 2003 volume of 60M hl/51M US bbls

•                  Combined product portfolio of more than forty brands

[LOGO]

•                  Distribution and/or licensing agreements with leading international brewers including Heineken, Grolsch, FEMSA, and Grupo Modelo

(1) EBITDA represents earnings before interest, tax, depreciation and amortization.

Enhanced Platform in Developed Markets, Balanced Emerging Market Exposure

•                  Strong positions in world’s highest margin beer markets

•                  Growth opportunities through underdeveloped regions/brands in mature markets and Brazil

2003 Volume 60M hl

[CHART]

LTM Net Sales US$6B

[CHART]

LTM EBITDA US$1B

[CHART]

(1)         Includes Coors’ America’s segment

(2)         Includes Coors’ Europe segment

Strong geographically diversified company

Tapping the Largest Profit Pools...

[CHART]

* Defined as brewing industry EBITDA in US$M

Source: Company estimates

Molson Coors is positioned in 4 of the top 10 beer profit pools* in the world

With Leading Positions in Key Markets…

			All Brands
Country	Top Brand	Rank	Market Share	Rank

Canada	[GRAPHIC]	#1	43%	#1

United Kingdom	[GRAPHIC]	#1	21%	#2

United States	[GRAPHIC]	#3	11%	#3

Brazil	[GRAPHIC]	#3	11%	#3

Source: Datamonitor and Brewers of Canada (2003)

Strong brands in some of the world’s largest beer markets

Enhanced Financial Strength…

Pro Forma LTM Molson Coors

(US$M)

Net sales	$5,963

Operating income	673

Margin	11.3%

EBITDA	994

Margin	16.7%

Free cash flow*	707

*Defined as EBITDA – CAPEX

CAD/USD exchange rate of 1.35

Excludes potential synergies

LTM (last twelve months) ended March 31, 2004

•                  Strong financial position with significantly enhanced debt capacity

•                  Net Debt / LTM EBITDA ratio of 2.1x

•                  LTM Interest coverage of 6.7x

•                  US$175M in identified synergies

Financial strength and flexibility drives growth in revenue, profits and returns

… And Balanced Board & Management Team

Molson Independent		Chairman E. Molson		Coors Independent

Molson Independent	Office of Synergies & Integration			Coors Independent

Molson Independent	Vice Chairman D. J. O’Neill		CEO L. Kiely	Coors Independent

Molson Family	Elected	Elected	Elected	Coors Family
	Independent	Independent	Independent
Coors Family

Strictly Private and Confidential

Daniel J. O’Neill

Management Team With Proven Track Record

Office of Synergy and Integration

ERIC MOLSON Chairman	LEO KIELY Chief Executive Officer	DANIEL J. O’NEILL Vice Chairman, Synergies and Integration

•                  126 years of consumer industry experience

•                  History of realizing operational efficiencies and controlling cost while maintaining sales growth

•                  Coors on track for its US operations cost goal of $4 to $5/bbl over 4-5 years

•                  Molson met or exceeded every cost reduction target in last 5 years

•                  Establishment of Office of Synergies and Integration to achieve the expected synergies of the transaction

•                  Strong experience in international operations

Synergies

	Expected Savings	% of Pro Forma Cost Base
	(US$M)

Brewery Network Optimization	$60	1.1%

Procurement Savings	43	0.8

SG&A	40	0.8

Best In Class Savings	12	0.2

Organizational Design	10	0.2

Other	10	0.2

Total	$175	3.3%

Molson Coors has identified a clear path to substantial synergies

Profit Impact and Estimated Timing

Impact on EBITDA of 100% Synergies

[CHART]

Expected Timing of Synergies

[CHART]

50% of synergy capture to occur in the first 18 months

Significant Opportunity for Margin Expansion

	EBITDA to Net Sales					Molson Coors
	CY99	CY00	CY01	CY02	CY03	Without Synergies	With 100% Synergies

Molson*	18.3%	18.9%	20.3%	22.9%	22.8%
						16.5%	19.5%
Coors	12.1%	12.2%	12.2%	14.1%	13.6%

AmBev	21.1%	28.7%	30.5%	36.9%	35.4%

A-B	25.9%	26.4%	27.6%	28.2%	28.8%

Interbrew	23.3%	21.2%	21.0%	21.0%	21.3%

Heineken	17.2%	17.1%	17.5%	17.6%	20.2%

* Years aligned for comparison purposes; CY99 to CY01 as reported in F’02 annual report under the comparable basis; CY02 and CY03 exclude gains on sales and charges for rationalization

US$175M in synergies represent 300 basis points of margin improvement with significant opportunities for further margin expansion

Stronger Overall Financial Profile Provides for Long-Term Success

•                  Targeted investments in support of key brands

•                  Increased focus and support for Coors Light in Canada

•                  Enhanced marketing and support of Molson Canadian in the US system

•                  Renewed investments in product innovations

•                  Aspen Edge, Marca Bavaria, Carling Extra Cold, Molson Ultra, Zima XXX, Cold Shots

•                  Disciplined capital improvements drive productivity and growth

•                  Continue strategic spending to optimize infrastructure and returns

•                  Creates platform to continue global consolidation

•                  Operating and financial scale to target highly strategic acquisitions and joint ventures

Financial flexibility enables us to invest in growth

Revenue Growth Opportunities

Canada

•                  Unleash Coors Light; redirect dollars from Canadian Light to Canadian

•                  Support value entry to regain share and drive volume savings

•                  Utilize the ARC technology from UK to drive on-premise listings

USA

•                  Continue to support Coors Light in developmental regions, capitalizing on improving brand attribute ratings

•                  Expand testing of Marca Bavaria

•                  Leverage Molson Canadian, Zima, and Molson XXX in the complete US system

UK

•                  Opportunity for Molson Lager

Brazil

•                  Investigate the appeal of Coors Light

Funding from synergies provides additional support for critical brands in key markets

Synergies Are a Major Value Driver

	Expected Savings	% of Pro Forma Cost Base
	(US$M)

Brewery Network Optimization	$60	1.1%

Procurement Savings	43	0.8

SG&A	40	0.8

Best In Class Savings	12	0.2

Organizational Design	10	0.2

Other	10	0.2

Total	$175	3.3%

Strictly Private and Confidential

Tim Wolf

Financially Compelling Combination

•                  Combined enterprise value of approximately US$8.4B

•                  US$6.0B in pro forma last twelve months net revenue and US$1.0B in pro forma last twelve months EBITDA pre-synergies

•                  Pro forma free cash flow* in excess of US$700M

•                  Strengthened financial position with meaningful debt capacity

*Defined as EBITDA – CAPEX

Increased size creates the financial strength and flexibility to drive future growth

Transaction Summary

Company Name	• Molson Coors Brewing Company

Transaction Overview	• Combination of Molson and Coors through a merger-of-equals transaction

Consideration	• Stock-for-stock exchange (tax-free to holders of Molson in Canada and to holders of Coors in US)

Exchange Ratio	• .360 Coors voting/non-voting shares per Molson voting/non-voting share

Shareholder Support	• Both families agree to vote in favor of transaction

Expected Closing	• Fall 2004

Required Approvals	• Recommended unanimously by Molson and Coors Board of Directors

• Subject to approval by 2/3 of each class of Molson shareholders and by a majority of each class of Coors shareholders

• Subject to regulatory approvals

Stock Listings	• Listing of Molson Coors A and B shares on NYSE; listing of exchangeable A and B shares on TSX

Dividend Policy	• Company to adopt current Molson dividend policy currently US$0.44 per Molson share, or US$1.21 per Molson Coors share

Current Structures

Molson Stock Class

B – Voting	A – Non-Voting	Total Economic

[CHART]	[CHART]	[CHART]

22.4M shares	106.9M shares	129.3M shares

Coors Stock Class

A – Voting	B – Non-Voting	Total Economic

[CHART]	[CHART]	[CHART]

1.3M shares	37.6M shares	38.8M shares

Transaction Parameters

1 Voting Share of Coors	1 Voting Share of Molson Coors

1 Non-Voting Share of Coors	1 Non-Voting Share of Molson Coors

	US-Based		Canada-Based

1 Voting Share of Molson	.126 Voting Shares of Molson Coors	or	.126 Exchangeable Voting Shares of Molson Coors
	.234 Non-Voting Shares of Molson Coors		.234 Exchangeable Non-Voting Shares of Molson Coors

1 Non-Voting Share of Molson	.360 Non-Voting Shares of Molson Coors	or	.360 Exchangeable Non-Voting Shares of Molson Coors

Pro Forma Share Exchange

Molson Shareholders	Exchange Ratio	Molson Coors Shares

Voting (Class B)		35%	Voting (Class A)
	.360x
Non-Voting (Class A)		65% 100%	Non-Voting (Class B)

Coors Shareholders

Voting (Class A)		100%	Voting (Class A)

Non-Voting (Class B)		100%	Non-Voting (Class B)

Pro Forma Molson Coors Ownership Profile

Stock Class

A – Voting	B – Non-Voting

[CHART]	[CHART]

3.5M shares	81.8M shares

Voting Rights and Governance

•                  Molson and Coors control groups to have comparable voting rights

•                  Voting Trust to be established with equal representation between Coors family and Eric Molson’s holding company

•                  Current Molson public Class B voting shareholders hold balance of voting rights

•                  Balanced Board – 15 members; 9 independent

•                  5 elected by the Coors family

•                  5 elected by the Molson family

•                  3 elected by non-voting shareholders

•                  Leo Kiely

•                  Daniel J. O’Neill

Existing controlling shareholders will share equal board seats and voting rights

Last Twelve Months Pro Forma Income Statement

			Combined
(US$M)	Molson	Coors	Pre-synergies	$175M Synergies

Net sales	1,867	4,096	5,963	5,963

EBIT	352	321	673	848

Margin	18.8%	7.8%	11.3%	14.2%

EBITDA	425	569	994	1,169

Margin	22.8%	13.9%	16.7%	19.6%

Net income**	175	179	354	468 (1)

Free cash flow*	360	347	707	882

LTM as of March 31, 2004

CAD/USD exchange rate of 1.35

Excludes purchase accounting adjustments

*                 EBITDA – Capex

* *       Excluding purchase accounting adjustments

(1)          Synergies taxed at 35%

Margin Expansion, Stronger Cash Flow, Increased Profits

Pro Forma Balance Sheet

(US$M)	Molson	Coors	Combined
Cash	$16.2	$27.5	$43.7
Total current assets	$328.6	$1,010.3	$1,338.9

PP&E	780.9	1,513.2	2,294.1
Total assets	$3,002.2	$4,491.5	$7,493.7

Total current liabilities	$783.2	$1,126.2	$1,909.4
Total debt	867.2	1,253.9	2,121.1
Minority interests	105.5	27.7	133.2

Shareholders equity	931.4	1,361.0	2,292.4
Total liabilities and shareholders equity	$3,002.2	$4,491.5	$7,493.7

As of March 31, 2004

CAD/USD exchange rate of 1.31

Excludes purchase accounting adjustments

Low leverage provides Molson Coors the financial flexibility to grow

Strictly Private and Confidential	[DRAFT]

Leo Kiely

Molson Coors – A Key Strategic Step

Value Creation	Critical Mass	Vision

• Transaction unlocks shareholder value through US$175M of merger synergies	• Creates top-5 brewer with global scale and diversity	• Natural strategic and cultural fit – new company to combine best of both organizations

• Experienced management team can deliver upon key objectives	• Strong cash flow and balance sheet for further investment in business and Molson Coors’ future growth	• Vision shared by family owners who have been growing the business for generations

Enhanced position in consolidating global brewing industry

Strictly Private and Confidential	[DRAFT]

Questions?